UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.02	Unregistered Sales of Equity Securities

On June 1, 2021, AMC Entertainment Holdings, Inc. (the “Company”) issued to Mudrick Capital Management, LP, (“Mudrick”) 8,500,000 shares of the Company’s Class A common stock for $230,500,000. The Company intends to use the proceeds from the share sale primarily for the pursuit of value creating acquisitions of theatre assets and leases, as well as investments to enhance the consumer appeal of its theatres. In addition, with these funds, the Company intends to continue exploring deleveraging opportunities.

The Company issued the shares in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

The information set forth in Item 3.02 is incorporated by reference into this Item 8.01.

In connection with the transaction described above, the Company filed a prospectus supplement (the “Prospectus Supplement”) on June 1, 2021 to its shelf registration statement on Form S-3 (File No. 333-255546) filed on April 27, 2021 in order to register the resale of the privately placed shares.

The Prospectus Supplement includes certain updated risk factors attached hereto as Exhibit 99.1, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	AMC Entertainment Holdings, Inc. Risk Factors.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: June 1, 2021	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and
Chief Financial Officer